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                                                              Exhibit 10.6(e)

                                 AMENDMENT NO. 4
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

         This Amendment No. 4, dated May ___, 1998 (the "Amendment"), to the Registration Rights Agreement, dated November 9, 1995, among Giga Information Group, Inc., a Delaware corporation (the "Company"), the investors listed on Exhibit A thereto (the "Investors") and those key members of the Company's management listed on Exhibit B thereto (the "Management Persons"), as amended (the "Agreement"), is entered into by the Company and the undersigned Investors and Management Persons.

         WHEREAS, the Company proposes to register shares of its Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering solely for cash of at least $30 million of Common Stock at a minimum price to the public of $3.75 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like) (the "Offering");

         WHEREAS, Section 2.3 of the Agreement provides that if the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash, the Company (i) shall promptly give each holder of Registrable Securities (as defined therein) written notice of such registration and (ii) upon timely written request by each such holder, shall cause to be registered (a "Piggyback Registration") under the Securities Act all of the Registrable Securities that each such holder has requested to be registered, subject to certain exceptions, including underwriters' holdbacks;

         WHEREAS, to facilitate a successful Offering, the Company is seeking
(i) a waiver of the Piggyback Registration rights of the holders of Registrable Securities in connection with the Offering and (ii) an amendment of the definition of Qualified Public Offering in the Agreement to include the Offering; and

         WHEREAS, Section 1.1 of the Agreement provides that any provision of the Agreement may be amended or waived upon the written consent of all of (i) the Company, (ii) the holders of at least a majority of the Registrable Securities (excluding the then outstanding Management Shares) and (iii) the holders of at least a majority of the then outstanding Management Shares.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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         1. Waiver. Acting in accordance with Section 1.1 of the Agreement, the undersigned hereby waive their Piggyback Registration rights pursuant to Section
2.3 of the Agreement, which rights arise in connection with the Offering.

         2. Amendment. Acting in accordance with Section 1.1 of the Agreement,
Section 2.1(f) is hereby amended and restated in its entirety as follows:

         "(f) The term "Qualified Public Offering" means (i) an underwritten initial public offering pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act) under the Securities Act covering the Company's Common Stock (an "IPO"), which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholder of at least $15,000,000, and which has a public offering price of not less than $5.25 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like) or (ii) an IPO which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholder of at least $30,000,000, which has a public offering price of not less than $3.75 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like) and which closes on or before January 31, 1999."

         3. The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         4. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         5. This Amendment shall be governed by the laws of the State of New York, notwithstanding the conflict-of-law doctrines of New York or any other jurisdiction to the contrary.

         6. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment
No. 4 to the Registration Rights Agreement on the date first above written.



GIGA INFORMATION GROUP, INC.


By:
   -----------------------------------
   Name: Daniel M. Clarke
   Title: Senior Vice President, Chief
          Financial Officer, Treasurer
          and Secretary


Management Persons:


---------------------------------------
Gideon I. Gartner


---------------------------------------
David L. Gilmour


Holders of Registrable Securities:

Name of Stockholder (print):


---------------------------------------


By:
   -----------------------------------
   Name:
   Title:
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